UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 21, 2010

Date of Earliest Event Reported:  September 16, 2010

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa (Address of principal executive offices)	50010 (U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on September 16, 2010 at which the stockholders elected ten directors and ratified the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2010. Results of the voting in connection with each issue were as follows:

Voting on Directors:	For	Against	Abstain	Non-Votes

Niels B. Christiansen	40,046,311	4,475,171	0	1,068,438
Jørgen M. Clausen	40,062,585	4,458,897	0	1,068,438
Kim Fausing	40,056,592	4,464,890	0	1,068,438
Richard J. Freeland	42,249,946	2,271,536	0	1,068,438
Per Have	40,051,285	4,470,197	0	1,068,438
William E. Hoover, Jr.	40,056,592	4,464,890	0	1,068,438
Johannes F. Kirchhoff	42,080,983	2,440,499	0	1,068,438
Sven Ruder	40,047,349	4,474,133	0	1,068,438
Anders Stahlschmidt	40,051,285	4,470,197	0	1,068,438
Steven H. Wood	42,263,333	2,258,149	0	1,068,438

Proposal:	For	Against	Abstain	Non-Votes

Ratification of Independent Registered Public Accounting Firm	43,370,558	153,295	2,066,067	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: September 21, 2010
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer